SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Materials under 14a-12

AKERNA CORP.

(Name of Registrant as Specified in Its Charter)

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Item 8.01. Other Events

On November 30, 2020, Akerna Corp. (the Company) commenced its 2020 Annual Meeting of Stockholders (the “Annual Meeting”), as previously scheduled, and adjourned the Annual Meeting until December 14, 2020, at 9 a.m. (Denver local time), due to a lack of quorum. The Annual Meeting was adjourned to allow the Company’s stockholders additional time to vote on the proposals described in the Company’s proxy statement for the Annual Meeting.

The reconvened Annual Meeting will be held at the same location: 357 S. McCaslin Blvd, 1st Floor, Louisville, CO 80027. Stockholders who have already voted do not need to recast their votes. Proxies previously submitted in respect of the Annual Meeting will be voted at the adjourned Annual Meeting unless properly revoked. During the period of the adjournment, the Company will continue to solicit votes from its stockholders with respect to the proposals for the Annual Meeting.

Previously, the voting cut-off date for holders of the Company’s shares of common stock was 11:59 p.m. Moutain Time, November 29, 2020. Due to the adjournment of the Annual Meeting, this voting cut-off time for holders of the Company’s shares of common stock has now been extended to 11:59 p.m. Mountain Time on December 13, 2020. Holders of exchange shares of the Company’s wholly-owned subsidiary Akerna Canada Ample Exchange Inc. were previously given a cut-off date of 11:59 p.m., Mountain Time, on November 26, 2020 to notify their shareholder representative of their voting preference. Due to the adjournment of the Annual Meeting, this voting cut-off time for holders of exchangeable shares has been extended to 11:59 p.m. Mountain Time on December 10, 2020.

The Company encourages all stockholders who have not yet voted to do so before December 13, 2020 at 11:59 p.m. (Mountain Time).

Additional Information and Where to Find It

This document may be deemed to be solicitation material in respect of the Annual Meeting to be held on December 14, 2020. The Company previously filed a definitive proxy statement with the United States Securities and Exchange Commission on November 10, 2020 and a revised proxy materials on November 19, 2020. BEFORE MAKING ANY VOTING DECISIONS, SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE REVISED MATERIALS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ADJOURNED MEETING. The definitive proxy statement and the revised proxy materials have been mailed to stockholders who are entitled to vote at the Annual Meeting. No changes have been made in the proposals to be voted on by stockholders at the Annual Meeting. The Company’s proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at https://www.sec.gov/Archives/edgar/data/1755953/000121390020036111/ea129593-def14a_akernacorp.htm and https://www.sec.gov/Archives/edgar/data/1755953/000121390020038277/ea130236-defr14a_akernacorp.htm or on the website for the annual meeting at www.cstproxy.com/akerna/2020.

Participants in the Solicitation

The Company and its directors and executive officers and other employees may be deemed to be participants in the solicitation of proxies in respect of the Adjourned Meeting.